Exhibit 99.1

JAMBA JUICE COMPANY AND SERVICES ACQUISITION CORP.

INTERNATIONAL ANNOUNCE MERGER

San Francisco, CA (March 13, 2006) — Jamba Juice Company, the category-defining leader in healthy blended beverages, juices and good-for-you snacks, and Services Acquisition Corp. International (“SVI”) (AMEX: SVI, SVI-U, SVI-WS) today announced a planned merger under which Jamba Juice will merge with SVI. Upon consummation of the merger, SVI will seek to change its name to Jamba, Inc.

Under the terms of the agreement, Jamba Juice shareholders will receive cash of $265 million less certain indebtedness and transaction expenses.

To fund the transaction and provide additional capital for growth and expansion, various institutional investors have agreed to purchase approximately 27.4 million shares of SVI common stock at $7.50 per share in a private placement, which will be funded at the closing of the merger. The net proceeds from this placement, estimated at $198 million after deducting placement fees and related expenses, will be combined with the approximately $127 million of cash currently held in trust by SVI to fund the transaction and provide growth capital

“With more than 15 years of history and a strong, passionate customer base, we view this transaction as an opportunity to expand our footprint and extend our brand into additional markets,” said Paul Clayton, President and CEO of Jamba Juice. “Jamba Juice is much more than just a chain of smoothie stores; it’s an experience that delivers positive energy to our customers.”

He continued, “The unique circumstances of this merger have produced a very powerful partnership. Teaming with SVI offers both short and long term benefits for Jamba Juice and its current shareholders, including an attractive capital structure that provides a cost-effective method of giving liquidity to our shareholders. At the same time it provides Jamba Juice with the capital to reach its full potential while maintaining its unique culture. In addition, we look forward to leveraging SVI management’s experience growing premier consumer brands and its relationships with an outstanding investor group.”

Steve Berrard, Chairman of SVI said “When we looked at Jamba Juice, we saw a unique lifestyle brand, with strong management, category dominance and solid store level economics. With increased working capital and the experience of SVI’s management in rolling out concepts we are very excited about Jamba Juice’s ability to expand its current market presence. With a long-established operating history, and an excellent opportunity for organic growth, we believe the opportunity for Jamba Juice is tremendous. We look forward to partnering with management to achieve that vision.”

Paul Clayton will continue in his role as CEO and President in the new company, supported by the current Jamba Juice management team.  The Board of Directors will have representation from both entities.

Jamba Juice is headquartered in San Francisco, CA.  The company opened its first location in 1990. Today, the company has 532 locations, 323 company-owned and 209 franchised, operating in 26 states, the District of Columbia and the Bahamas. For the 12 months ending January 10, 2006, system wide sales were $345 million, which included sales of $230 million from company locations. The company has achieved a compound annual growth rate of 20% per year over the last three fiscal years.

The Jamba Juice brand’s success is due to its positive energy which is delivered by the great feeling people experience ordering a nutritious and great tasting snack or meal and the friendly and sincere service they receive at all of their stores. “We want our customers leaving our stores feeling better than when they walked in the door, and feeling good about themselves and the choices they’ve made,” noted Paul Clayton.

Made with 100% real fruit and fruit juices, these natural, freshly blended-to-order healthy beverages and fruit smoothies provide three-to-four of the daily-recommended servings of fruits and vegetables. Each is loaded with vitamin C, vitamin A, calcium, fiber and potassium and is available in a variety of sizes and options to accommodate every activity level and diet objective. For the nearest location call 1.866.4R.FRUIT or visit the web site at www.jambajuice.com.

Piper Jaffray & Co. served as financial advisor to Jamba Juice Company in connection with the transaction and Manatt, Phelps & Phillips, LLP provided legal advice. New River Capital was an advisor to SVI and Mintz, Levin was SVI’s legal advisor. Broadband Capital Management LLC was the manager of the private placement.

The closings of the merger and SVI financing are subject to customary closing conditions, including approval of the merger agreement by the stockholders of both Jamba Juice Company and SVI and the expiration of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended. In addition, the closing is conditioned on holders of not more than 20% of the shares of SVI voting against the merger and electing to convert their SVI shares into cash, as permitted by the SVI certificate of incorporation.

About SVI

SVI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately $127 million through its initial public offering consummated in July 2005 and has dedicated its time since the offering to seeking and evaluating business combination opportunities. The management of SVI includes former executives from organizations such as Blockbuster Entertainment Group, AutoNation and Boca Resorts.

About Piper Jaffray

Piper Jaffray & Co. is the chief operating subsidiary of Piper Jaffray Companies (NYSE: PJC), a focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within selected sectors of the financial services marketplace.

About New River Capital

New River, based in Fort Lauderdale, FL, is a private equity firm focused on partnering with talented entrepreneurs to help them build great companies and deliver superior value to their customers, employees and shareholders. The firm specializes in working with branded consumer and business service companies such as Swisher Hygiene, Pivotal Fitness and Certilearn.

About Broadband Capital Management

Broadband Capital Management LLC, based in NYC, is a boutique investment banking firm, specializing in public-private equity offerings, private placements in public equities(PIPEs) and reverse mergers.  Broadband Capital is a full service broker-dealer.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about SVI, Jamba Juice and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SVI’s and Jamba Juice’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of SVI stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SVI stockholders voting against the acquisition; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba Juice is engaged; demand for the products and services that Jamba Juice provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SVI’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither SVI nor Jamba Juice assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed acquisition and financing and required stockholder approval, SVI will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of SVI. SVI’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of Jamba Juice and the related private placement financing. SVI stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to SVI, 401 East Las Olas Boulevard, Suite 1140, Fort Lauderdale, Florida 33301.

SVI and its officers and directors may be deemed to have participated in the solicitation of proxies from SVI’s stockholders in favor of the approval of the acquisition and related private placement financing. Information concerning SVI’s directors and executive officers is set forth in the publicly filed documents of SVI. Stockholder may obtain more detailed information regarding the direct and indirect interests of SVI and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

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Public & Investor Relations Contact:

Media:

For Jamba Juice:

Market Street Partners

Susan Coss

415-377-8665

For SVI:

Julie Silver

Boardroom Communications, Inc.

954-370-8999

Investors:

Market Street Partners

Carolyn Bass/John Avidor

415-445-3234

investors@jambajuice.com